UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2017

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2017, Affinity Gaming (the “Company”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”) by and among the Company, the Subsidiary Guarantors, and Credit Suisse AG, Cayman Islands Branch (the “Administrative Agent”), as administrative agent for and on behalf of the Lenders and as collateral agent for the Secured Parties. The Second Amendment modifies the Credit Agreement, dated as of July 1, 2016, by and among the Company, the Lenders, the Administrative Agent and certain financial institutions (as amended by the First Amendment to the Credit Agreement dated as of September 30, 2017 (the “First Amendment”), the “Existing Credit Agreement” and, after giving effect to the Second Amendment, the “Amended Credit Agreement”). Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement.

The Second Amendment, among other changes, provides for a reduction of the interest rate margins by 50 basis points to Eurodollar rate +350 basis points.

Item 2.03 Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 8.01 Other Items.
On January 20, 2017, the Company issued a press release announcing that it had completed the successful repricing of its Existing Credit Agreement. A copy of the press release, which is incorporated herein by reference, is attached as Exhibit 99.1 to this Current Report on Form 8-K..

Item 9.01(d) Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	January 20, 2017	By:	/s/ Walter Bogumil
		Name:	Walter Bogumil
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated	January 20, 2017